Exhibit 99.2

October 14, 2009

BJB Career Education Company, Limited

3F, Beida Jade Bird Building,

No. 207 Chengfu Road,

Haidian District,

Beijing China

Re: BJB Career Education Company, Limited

Dear Sir/Madam,

We have acted as PRC counsel for BJB Career Education Company, Limited., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with (i) the offering by the Company of American Depositary Shares (“ADSs”), representing ordinary shares, par value USD 0.000125 per share, of the Company pursuant to the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of governmental authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; and (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation.

We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than the PRC.

As used herein,

(a) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, and judicial interpretations of the PRC which are publicly available (other than the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province);

(b) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses required by PRC Governmental Agencies under the PRC Laws; and

(c) “M&A Rules” means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 and all official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by CSRC on September 8 and September 21, 2006.

Based on the foregoing, we are of the following opinion:

(i) Incorporation of Chinese Subsidiaries. Beijing Jade Bird Educational Information Technology Co., Ltd. (“BJB”) has been duly organized and is validly existing as a Sino-foreign equity joint venture with full legal person status under PRC Laws and its business license is in full force and effect; 99.9% of the equity interests of BJB are owned directly by Prosperity Holdings Limited (“Prosperity”), a company incorporated in the Cayman Islands. To the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association of BJB, the business license and other constituent documents of BJB comply with the requirements of applicable PRC Laws and are in full force and effect.

Beijing Aptech Beida Jade Bird Information Technology Co., Ltd. (“BJB-Aptech”) has been duly organized and is validly existing as a Sino-foreign equity joint venture with full legal person status under PRC Laws and its business license is in full force and effect; 50% of the equity interests of BJB-Aptech are owned directly by BJB and the remaining 50% of the equity interests are owned directly by Prosperity. To the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association of BJB-Aptech, the business license and other constituent documents of BJB-Aptech comply with the requirements of applicable Chinese laws and are in full force and effect.

Schedule I is a complete and accurate list of all subsidiaries (collectively, the “BJB Subsidiaries”), whether directly or indirectly owned or controlled, by BJB or BJB-Aptech. To the best of our knowledge after due inquiry, equity interests of each of the BJB Subsidiaries are free and clear of all liens, encumbrances, equities or claims; and the articles of association of each of the BJB Subsidiaries, the business license and other constituent documents of each of the BJB Subsidiaries comply with the requirements of applicable PRC Laws and are in full force and effect.

(ii) Subsidiaries. Each of BJB, BJB-Aptech and the BJB Subsidiaries has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the prospectus included in the Registration Statement (the “Prospectus”) and is duly qualified to transact business in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. Each of BJB, BJB-Aptech and the BJB Subsidiaries has all necessary Governmental Authorizations to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Prospectus. Nothing has come to our attention that makes us to believe that any regulatory body is considering modifying, suspending or revoking any Governmental Authorizations. Furthermore, to the best of our knowledge after due inquiry, each of BJB, BJB-Aptech and the BJB Subsidiaries is in compliance with the provisions of all such Governmental Authorizations in all material respects.

(iii) Corporate Structure. The entering into and the consummation of the transactions contemplated in the relevant documents described in the Prospectus under “Prospectus Summary—Restructuring” and “Our Corporate Structure,” as long as they are governed by PRC Laws, constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

(iv) Capitalization. All of the equity interests in BJB have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by Prosperity, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; BJB has obtained all approvals, authorizations, consents and orders and has made all filings that are required under PRC Laws for the ownership interests by Prosperity of its equity interests in BJB; to the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interests in BJB.

All of the equity interests in BJB-Aptech have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by BJB and Prosperity, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; BJB-Aptech has obtained all approvals, authorizations, consents and orders and has made all filings that are required under PRC Laws for the ownership interests by BJB and Prosperity of its equity interests in BJB-Aptech; to the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interests in BJB-Aptech.

All of the equity interests in each of the BJB Subsidiaries, the details of which are set forth in Schedule I hereto, have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned as set forth in Schedule I hereto, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; each of the BJB Subsidiaries has obtained all approvals, authorizations, consents and orders and has made all filings that are required under PRC Laws for the ownership interests of the BJB Subsidiaries’ shareholders of their equity interests in the BJB Subsidiaries; to the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interests in any of the BJB Subsidiaries.

(v) No Violation. To the best of our knowledge, none of BJB, BJB-Aptech or any of the BJB Subsidiaries is in breach or violation of or in default, as the case may be, under (A) its articles of association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC Laws (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of, all or a part of such indebtedness), (C) any material obligation, license, lease, contract or other agreement or instrument governed by PRC Laws to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any PRC Laws, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of the subsidiaries.

(vi) Material Contracts. Each of the material contracts listed in Schedule II attached to this opinion that are governed by PRC Laws (the “Material Contracts”) has been duly authorized, executed and delivered by BJB, BJB-Aptech and the BJB Subsidiaries, as the case may be, and each such company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of BJB, BJB-Aptech and the BJB Subsidiaries had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or any of its subsidiaries is a party constitutes a legal, valid and binding obligation of the Company or any of its subsidiaries, as the case may be, enforceable against the Company or any of its subsidiaries, as the case may be, in accordance with its terms.

(vii) Intellectual Property. To the best of our knowledge after due inquiry, each of BJB, BJB-Aptech and the BJB Subsidiaries possesses or possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in the ordinary course of business, and to the best of our knowledge, none of BJB, BJB-Aptech or any of the BJB Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(viii) M&A Rules. We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the Ministry of Commerce for any merger of or acquisition of interests in its related entities in the PRC as well as the approval of CSRC prior to the listing and trading of their securities on stock exchange located outside PRC.

We have advised the Company that the transfers of interests in BJB and in BJB Aptech as described in the Prospectus, the issuance and sale of the ADSs and the Ordinary Shares underlying the ADSs, the proposed listing and trading of the ADSs on the New York Stock Exchange is not and will not be affected by the M&A Rules as the Company is not a special purpose vehicle formed or controlled by Chinese companies or Chinese individuals. As of the date hereof, the M&A Rules did not and do not require the Company to obtain the approval of the Ministry of Commerce for the transfers of interests in BJB or in BJB-Aptech or the approval of CSRC prior to the issuance and sale of the Ordinary Shares and the ADSs, or the listing and trading of the ADSs on the New York Stock Exchange.

The statements set forth in the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior CSRC approval could delay this offering and a failure to obtain this approval, if required, could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(ix) Accurate Description of Laws and Documents. The statements set forth in the Prospectus under the headings “Prospectus Summary—Restructurings,” “Risk Factors,” “Dividend Policy,” “Related Party Transactions,” “Business,” “Regulations,” “Management,” “Description of Share Capital,” “Enforceability of Civil Liabilities” and “Taxation,” insofar as such statements describe or summarize Chinese legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true and accurate, and fairly present or fairly summarize the Chinese legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

(x) No Sovereign Immunity. Under PRC Laws, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

(xi) Compliance with PRC Laws. To the best of our knowledge following due inquiry, each of the Company and its subsidiaries is currently in compliance with all applicable PRC Laws, and the issuance, the proposed sale and delivery of the ADSs and the Ordinary Shares underlying the ADSs by the Company as described in the Prospectus will not conflict with, or result in a breach or violation of, the provisions of any applicable PRC Laws.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our firm’s name in the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently.

This opinion relates to the PRC Laws in effect on the date hereof and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is solely for the benefit of the person to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone else or used for any other purpose.

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